EXHIBIT 8
                         OPINION AND CONSENT OF COUNSEL







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  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549

  Re:   Phoenix Life Variable Universal Life Account
        Phoenix Life Insurance Company
        Post-Effective Amendment No. 21 to Form S-6
        Registration Nos. 033-06793 and 811-4721

  Dear Sirs:

  As Counsel to the depositor, I am familiar with the variable life insurance policies, The Phoenix Edge and The Phoenix Edge - SPVL ("Policies"), which are the subject of the above-captioned
  Registration Statement on Form S-6.

  In connection with this opinion, I have reviewed the Policies and the Registration Statement, the Charter and By-Laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York Insurance law relevant to the issuance of the Policies.

  Based upon my review, I am of the opinion that the Policies, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.

  My opinion is rendered solely in connection with the Registration Statement and may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement, and to my being named under "Legal Matters" therein.

  I also hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 21 to the Registration Statement on Form S-6 (File No. 033-06793) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.


                                          Very truly yours,



  Dated:  April 29, 2002                  /s/ Brian A. Giantonio
                                          -----------------------------------
                                          Brian A. Giantonio, Counsel
                                          Phoenix Life Insurance Company